Exhibit 1
                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of MP3.com, Inc., and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

         This  Joint   Filing   Agreement   may  be  executed  in  one  or  more
counterparts, and each such counterpart shall be an original but all of which, taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this ___ day of July, 1999.



                              COX INTERACTIVE MEDIA, INC.


                              By:
                              Name:
                              Title:


                              COX ENTERPRISES, INC.


                              By:
                              Name:
                              Title:




                              Anne Cox Chambers



                              Barbara Cox Anthony